Exhibit 99.01

TEKLA PLC

CONSOLIDATED FINANCIAL STATEMENTS

Audited consolidated financial statements for Tekla Plc as of and for the fiscal year ended December 31, 2010 and the unaudited interim financial statements as of and for the six months ended June 30, 2010 and 2011.

Report of Independent Auditors

The Board of Directors and Shareholders of Tekla Plc Limited

We have audited the accompanying consolidated balance sheet of Tekla Plc (“the Company”) as of December 31, 2010, and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

International Financial Reporting Standards require that financial statements be presented with comparative financial information. These consolidated financial statements have been prepared solely for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X. Accordingly no comparative financial information is presented.

In our opinion, except for the omission of comparative financial information as discussed in the preceding paragraph, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tekla Plc at December 31, 2010, and the consolidated results of its operations and its cash flows for the year then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ Ernst & Young Oy

Helsinki, Finland

September 16, 2011

TEKLA PLC

Consolidated income statement

For the year ended December 31, 2010

(Amounts expressed in Euro, 000s)

	Note	1/1 - 12/31/2010
Net sales	1, 3	57,834

Other operating income	4	581
Change in inventories of finished goods and in work in progress		-52
Raw materials and consumables used		-2,079
Employee compensation and benefit expense	5	-32,059
Depreciation	6	-1,712
Other operating expenses	7	-12,539
Share of results in associated companies	14	86

Operating profit		10,060

Financial income	9	1,811
Financial expenses	9	-1,115
Profit before taxes		10,756
Income taxes	10	-2,574

Net profit for the year		8,182

Attributable to Equity holders of the parent company		8,182
Earnings per share calculated from the profits attributable to equity holders of the parent company:
Earnings per share (EUR)		0.36
Earnings are not diluted.

Consolidated statement of comprehensive income
(Amounts expressed in Euro, 000s)
		1/1- 12/31/2010
Profit for the year		8,182

Other comprehensive income, net of tax:	9, 10
Available-for-sale financial assets		-55
Translation differences		-179

Total		-234

Total comprehensive income for the year		7,948

Attributable to Equity holders of the parent company		7,948

TEKLA PLC

Consolidated balance sheet

As of December 31, 2010

(Amounts expressed in Euro, 000s)

	Note	12/31/2010
Assets
Non-current assets
Property, plant and equipment	12	1,336
Goodwill	13	143
Intangible assets	13	2,689
Investments in associated companies	14	1,356
Other financial assets	15, 16	125
Receivables	15, 19	362
Deferred tax assets	17	638

		6,649
Current assets
Inventories	18	56
Trade and other receivables	15, 19	11,234
Current income tax assets	15	51
Other financial assets	15, 16	21,343
Cash and cash equivalents	15, 20	8,179

		40,863

Assets total		47,512

Equity and liabilities
Capital and reserves attributable to equity holders of the parent company
Share capital	21	678
Reserve fund	21	1,325
Treasury shares	21	-652
Translation differences	21	200
Fair value reserve	21	34
Invested non-restricted equity fund	21	9,160
Retained earnings		23,126

		33,871
Non-current liabilities
Deferred tax liabilities	17	67
Financial liabilities	15, 24	46

		113
Current liabilities
Trade and other payables	15, 25	13,038
Current income tax liabilities	15	413
Financial liabilities	15, 24	77

		13,528
Liabilities total		13,641

Equity and liabilities total		47,512

TEKLA PLC

Consolidated cash flow statement

For the year ended December 31, 2010

(Amounts expressed in Euro, 000s)

	Note	1/1-12/31/2010
Cash flows from operating activities
Profit before income taxes		10,756
Adjustments; transactions with no associated payment:
Depreciation		1,712
Financial income and expenses		-691
Other adjustments		241

Cash flow before working capital changes		12,018
Changes in working capital:
Change in trade and other current receivables		-1,941
Change in inventories		52

Change in trade and other payables		2,019
Net cash from operating activities		12,148
Interest paid		-36
Interest received		24
Other financial expenses		-101
Income taxes paid		-2,298

Net cash flows from operating activities		9,737
Cash flows from investing activities
Investments in tangible and intangible assets		-2,334
Proceeds from sale of property, plant and equipment		65
Acquisition of associated companies	2	-400
Net investments in available-for-sale financial assets		-1,551
Interests received from available-for-sale financial assets		377

Net cash flows from investing activities		-3,843
Cash flows from financing activities
Payment of finance lease liabilities		-47
Payment of dividend		-4,483

Net cash used in financing activities		-4,530
Change in cash and cash equivalents		1,364
Cash and cash equivalents at beginning of the period		7,125
Cash and cash equivalents at end of the period		8,489
Reconciliation of cash and cash equivalents in the balance sheet and cash flow statement
Cash and cash equivalents according to balance sheet at beginning of the period		5,129
Available-for-sale financial assets, cash equivalents		1,996

Cash and cash equivalents according to cash flow statement at beginning of the period		7,125
Cash and cash equivalents according to balance sheet at end of the period		8,179
Available-for-sale financial assets, cash equivalents		310

Cash and cash equivalents according to cash flow statement at end of the period		8,489

TEKLA PLC

Consolidated statement of changes in equity

For the year ended December 31, 2010

(Amounts expressed in Euro, 000s)

	Equity attributable to equity holders of the parent
	Share capital	Share premium account	Reserve fund	Treasury shares	Accumulated Translation difference	Fair value reserves	Invested non-restricted equity fund	Retained earnings	Total
Equity Jan 1, 2010	678	8,893	1,325	-898	379	89		19,427	29,893
Payment of dividend								-4,483	-4,483
Transfer of treasury shares May 7				246			267		513
Reduction of share premium account		-8,893					8,893		0
Total comprehensive income for the year					-179	-55		8,182	7,948
Equity Dec 31, 2010	678	0	1,325	-652	200	34	9,160	23,126	33,871

Notes to the consolidated financial statements

GENERAL

Tekla Plc (the parent company) is a Finnish public limited company, domiciled in Espoo, and its registered address is Metsänpojankuja 1, 02130 Espoo, Finland.

Tekla is an international software product company whose model-based software products make customers’ core processes more effective in building and construction, energy distribution, infrastructure management and water supply. Tekla has customers in 100 countries.

These financial statements have been authorized for issue in accordance with a resolution of directors on September 16, 2011.

BASIS OF PREPARATION

Except for the omission of comparative information as discussed below, the consolidated financial statements have been prepared in accordance the International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board. IAS 1 requires that the financial statements are presented with comparative financial information. These financial statements have been prepared solely for the purposes of meeting the requirements of Rule 3-05 of Regulation S-X. Accordingly no comparative information is presented.

The financial statements have been prepared based on historical cost conventions, excluding available-for-sale investments and derivative instruments, which are measured at fair value.

The financial statements are presented in thousands of euros, unless otherwise stated.

The Group has adopted certain new standards, amendments and interpretations to existing standards, which have been published and which are mandatory for accounting periods beginning on January 1, 2010:

•

IFRS 3 (Revised), Business Combinations. The revised standard continues to apply the acquisition method to business combinations, but with some significant changes compared with IFRS 3. For example, all payments to purchase a business are recorded at fair value at the acquisition date, with contingent payments classified as debt subsequently remeasured through the income statement. The amendments to the standard have an effect on the amount of goodwill recognized for acquisitions and sales results of the business functions. The amendments also have an effect on items recognized through profit or loss both during the financial period of acquisition and those financial periods during which an additional purchase price is paid or additional acquisitions are performed. In accordance with the transition requirements of the standard, business combinations where the date of acquisition precedes the mandatory implementation of the standard are not adjusted. The changes of the revised standard may affect the Group’s financial statements in future financial periods.

•

IAS 27 (Amendment), Consolidated and Separate Financial Statements. The amended standard requires that the effects arising from changes in the ownership of a subsidiary be recognized directly under the group’s shareholders’ equity when the parent company’s control is retained. If control in the subsidiary is lost, any remaining investment is measured at fair value through profit or loss. The respective accounting standard is in the future applied also to IAS 28 Investments in Associates and IAS 31 Interests in Joint Ventures. The amended IAS 27 has no impact on the current period, as no subsidiary ownership changes have occurred during the period.

•

IFRS 2 (Amendment), Share-based Payment. Group cash-settled share-based payment transactions. The Group estimates that the amendment has not had a significant effect on the Group’s financial statements.

•

Annual improvements to IFRS standards in 2009. The amendments concern a total of 12 standards, and their impacts vary by standard. The Group estimates that the amendments have not had a significant effect on the Group’s financial statements.

The following new interpretations or amendments to existing standards are mandatory for accounting periods beginning on January 1, 2010, but they are not currently relevant to the Group’s operations:

•

IAS 39 (Amendment), Financial Instruments: Recognition and Measurement – Eligible Hedged Items. The amendments apply to hedge accounting. The interpretation has had no impact in the Group’s financial statements.

•	IFRIC 12, Service Concession Arrangements

•	IFRIC 15, Agreements for the Construction of Real Estate

•	IFRIC 16, Hedges of a Net Investment in a Foreign Operation

•	IFRIC 17, Distributions of Non-cash Assets to Owners

•	IFRIC 18, Transfers of Assets from Customers.

The following amendments and interpretations to existing standards have been published and they are mandatory for accounting periods beginning on or after January 1, 2011. They are not expected to be relevant to the Group’s operations.

•

IAS 32 (Amendment), Financial Instruments: Presentation – Classification of Rights Issues. The amendment particularly applies to the classification of rights issues offered for a fixed amount of foreign currency.

•	IAS 24 (Revised), Related Party Disclosures. The amendment is to clarify and simplify the definition of a related party, especially with regard to significant influence or joint control.

•	IFRIC 14, IAS 19 (Amendment), The Limit on a Defined Benefit Assets, Minimum Funding Requirements and their Interaction.

•	IFRIC 19, Extinguishing Financial Liabilities with Equity Instruments.

•	Annual improvements to IFRS standards.

USE OF ESTIMATES

When preparing the financial statements, the Group’s management is required to make estimates and assumptions influencing the content of the financial statements, and it must exercise its judgment regarding the application of accounting policies. These estimates are based on the management’s best knowledge, but it is possible that actual results may ultimately differ from the estimates used in the financial statements. Tax losses carried forward are recognized as deferred tax assets only to the extent that it is probable that future taxable profits will be available against which unused tax losses can be utilized. Actual results could differ from those estimates. Assessment of meeting the capitalization criteria of research and development includes management estimates of the future potential of the products. Impairment testing of goodwill includes management estimates of future cash flows and the determination of risk.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the parent company Tekla Plc and the subsidiaries in which the parent company holds directly or indirectly more than half of the votes or in which the parent company directly or indirectly has the right to decide on the principles of the company’s finances and business activity. Subsidiaries acquired during the financial year are included in the financial statements from the date of acquisition, and divested subsidiaries up to the date when control has been relinquished.

Acquired subsidiaries are included in the financial statements using the acquisition method of accounting, i.e. the assets, liabilities and contingent liabilities are measured at fair value at the time of acquisition. The acquisition cost less the fair value of specifiable assets, liabilities and contingent liabilities constitutes goodwill. In accordance with the IFRS 1 standard, business acquisitions preceding the IFRS transition date are not adjusted to the IFRS principles; they remain in the pre-transition date values based on the Finnish Accounting Standards.

All intragroup transactions, unrealized margins of internal deliveries, internal liabilities and receivables, and internal profit distribution are eliminated.

Intragroup holding is eliminated using the acquisition method of accounting. The exchange differences arising from elimination of intragroup holdings are recognized in other comprehensive income.

Associates are companies in which the Group has considerable influence but not control, generally accompanying a shareholding of between 20 – 50 percent of the voting rights. Investments in associated companies are accounted for in the consolidated financial statements under the equity method, and are initially recognized at cost. The Group’s investment in associates includes goodwill identified on acquisition, net of any accumulated impairment loss. The Group’s share of its associates’ post-acquisition profits or losses is recognized in the income statement as a separate item before the operating profit. The Group’s investments in the associated companies upon the date of acquisition, adjusted for changes in the associated companies’ equity after the date of acquisition, are shown in the consolidated balance sheet under “Investments in associated companies”.

FOREIGN CURRENCY TRANSACTIONS

The figures on Group units’ results and financial standing are measured in the currency that is the currency of the primary operating environment of each unit (“functional currency”). The consolidated financial statements are presented in euros, which is the parent company’s functional and presentation currency.

Transactions in foreign currencies are recorded at the exchange rate on the date of transaction. At the end of the financial period, foreign currency monetary items are translated to the functional currency using the exchange rate at the balance sheet date. Non-monetary items are carried at the exchange rate at the date of the transaction.

All foreign exchange gains and losses from operational and financial items are entered as exchange rate differences in the income statement under financial income and expenses. Exchange differences arising from a monetary item that forms a part of the company’s net investment in a foreign operation is recognized in other comprehensive income.

In the consolidated financial statements, the income statements of foreign subsidiaries are translated into euros using the weighted average rate for the year and balance sheets at the exchange rate of the balance sheet date. A translation difference resulting from translation of the income statement and balance sheet at different rates are recognized in other comprehensive income. On disposal of a foreign operation, the component of other comprehensive income relating to that particular foreign operation is recognized in the income statement. A translation difference resulting from the translation of a subsidiary’s equity in the consolidation is recognized in other comprehensive income. On disposal of a foreign operation, that particular component is recognized in the income statement.

FINANCIAL ASSETS AND LIABILITIES

The Group’s financial assets are classified as follows: financial assets at fair value through profit or loss, loans and other receivables, and available-for-sale financial assets. The categorization is based on the purpose of the acquisition of the financial assets, and it is performed in connection with the original acquisition. The classification is always re-evaluated at the balance sheet date.

Transaction costs are included in the original book value of the financial assets, when the item in question is not recognized as income at fair value. The financial assets measured at fair value are originally recognized at fair value, and the transaction costs are entered in the income statement. All purchases and sales of financial assets are recorded on the date of the transaction.

Derecognition of a financial asset is done when the Group has lost its contractual right to cash flow or when it has, for a significant extent, transferred risks and rewards to outside the Group.

Financial assets and liabilities at fair value through profit or loss

Derivatives that do not meet the requirements of hedge accounting, are categorized as held for trading and they are measured at fair value through profit or loss. Profit and loss, both realized and unrealized, from fair value changes is recognized in the income statement for the period during which they arise.

Loans and other receivables

Loans and other receivables are non-derivative financial assets, with fixed or determinable payments, which are not traded in an active market and not held for trading. They are measured at amortized cost. They are recognized in the balance sheet’s Trade and other receivables group as current or non-current assets based on their nature; non-current, if they mature after 12 months.

Available-for-sale financial assets

Available-for-sale financial assets are non-derivative financial assets specifically designated to this group or not classified otherwise. Available-for-sale financial assets are measured at fair value, using quoted market prices. The unlisted securities whose fair value cannot be reliably determined are measured at cost with impaired losses. Fair value changes on available-for-sale financial assets are recognized in other comprehensive income. When such an asset is sold, the cumulative fair value changes are recognized in profit or loss.

Available-for-sale financial assets are included in non-current assets excluding those that are meant to be held for less than 12 months after the balance sheet date, in which case they are included in current assets. As available-for-sale financial assets are measured at their fair value, interest income related to these is not accrued.

Cash and cash equivalents

Cash and cash equivalents are reported at cost in the balance sheet. Cash and cash equivalents include cash and bank deposits that can be withdrawn on demand. In the cash flow statement, cash and cash equivalents also contain the liquid investments whose remaining maturity at date of purchase is at the most 3 months. Such investments are originally recognized in accounting as belonging to available-for-sale financial assets.

Financial liabilities

Financial liabilities are initially recognized at fair value based on the consideration received or paid in a transaction. Subsequently, (interest-bearing) loans are measured at amortized cost using the effective interest method. The amount of financial liabilities that is to be settled within 12 months of the balance sheet date is presented as a current liability. Other liabilities are presented as non-current liabilities.

DERIVATIVE CONTRACTS AND HEDGE ACCOUNTING

The Group uses derivative contracts to hedge against the exchange rate risks of prospective sales agreements. Hedge accounting as defined in IAS 39 is not in use in the Group.

Derivatives are initially recognized at cost, corresponding to their fair value. After this, derivatives are measured at fair value. All fair value changes of derivatives are recognized directly in financial income and expenses. In the balance sheet, the fair value of derivatives is presented in non-current receivables or liabilities, based on whether their fair value is positive or negative.

The fair value of foreign exchange forward contracts is calculated by valuing the forward contract at the forward rate on the balance sheet date and by comparing it with the equivalent value calculated through the forward rate when the forward contract was entered into.

REVENUE RECOGNITION

Revenue from the sale of products and services is presented as net sales at fair value less indirect sales taxes and discounts.

Revenue is recognized when significant risks, rewards and control connected with the ownership of the goods have been transferred to the buyer. Usually, the revenue is recognized upon delivery.

Revenue from out-of-the-box software is comprised of license fees. License sales consist of the permanent right to use the product version sold. License payment is recognized as income once the software and a password have been delivered to the customer. Recurring sales include maintenance income and subscriptions, and they are periodized to the months defined in the maintenance or rental agreement over time. Service sales refer to implementation support, training and consultation. Service sales are invoiced and recognized as income when the service has been carried out, arranged or the customer has received the service performed. Other sales are comprised of customer- or customer group-specific product projects.

Revenue from projects (generally lasting more than 6 months) is recognized on the percentage of completion method. The percentage of completion is defined as the proportion of costs incurred for work performed to date compared to the total estimated project costs. When it is likely that the total costs required for completing the project exceed the total revenue from the project, the expected loss is recognized as an expense immediately.

When the outcome of a long-term project cannot be reliably estimated, project-related costs are recognized as an expense in the period in which they are incurred, and revenue from the project is recognized only to the extent of recoverable expenses. Loss on the project is recognized as an expense immediately.

Should the estimates on the outcome of the project change, recognized sales and profit will be adjusted in the period in which the change first becomes known and can be estimated.

INCOME TAXES

The Group income statement includes current taxes of Group companies based on taxable profit for the financial period according to local tax regulations as well as adjustments to prior year taxes and changes in deferred taxes.

Deferred tax assets and liabilities are recognized for all temporary differences arising from the difference between the tax basis of assets and liabilities and their book values in financial reporting. In the determination of deferred income tax the enacted tax rate is used. Principal temporary differences arise from property, plant and equipment, provisions, tax losses carried forward and financial instruments. A deferred tax asset is recognized only to the extent that it is probable that it can be utilized for future taxable income.

GOODWILL AND OTHER INTANGIBLE ASSETS

In calculating goodwill, the net fair value of the acquiree’s assets, liabilities and contingent liabilities is deducted from the cost of the transaction. Goodwill is not amortized.

Instead, goodwill is tested for impairment at least annually or whenever there is an indication of impairment.

Other intangible rights comprise trademarks and patents, other intangible assets software licenses, for instance. Patents and software licenses are recognized in the balance sheet at cost. Software licenses are amortized on a straight-line basis during an expected useful life of from two to six years. Trademarks and patents are amortized over ten years.

RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses are expensed in the period in which they are incurred. Development costs of new products and new product versions and technologies with significant enhancements are carried forward when they are technically feasible and their future recoverability can reasonably be regarded as assured. Capitalized direct expenses contain personnel, subcontracting and testing expenses directly caused by completing the software ready for use. Development expenses are amortized over the useful life of 4 – 8 years. Amortization starts once the product version is launched. Unfinished development projects are tested for impairment at the balance sheet date.

DISPOSED OPERATIONS

Held-for-sale non-current assets and assets associated with discontinued operations are classified as held for sale and measured at the lower of book value and fair value less costs to sell, if their amount corresponding to the book value will mostly be recovered through the sale of the asset instead of continued use. Depreciation of these assets is discontinued upon classification.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost. Property, plant and equipment are depreciated using the straight-line method over their useful lives. The depreciation period of machinery and equipment is 2 to 5 years. The useful life of an asset is reviewed at each financial year-end and, if necessary, any change in expectations for financial benefit reflected as an adjustment to the estimated useful life.

Property, plant and equipment are stated in the Notes at cost less accumulated depreciation and impairment loss. Cost includes only the commodities for which the acquisition cost has not yet been depreciated in full according to plan. Sales gains and losses on machinery and equipment are included in other operating income and expenses.

GOVERNMENT GRANTS

The Group receives government grants, intended to, e.g., promote the companies’ research and development activity. Such grants are reported as other income and recognized in proportion with the costs incurred in each project subject to the grant. Grants to capitalized research and development expenses are recognized as decrease of intangible assets.

Grants relating to acquisition of assets (property, plant and equipment) are presented by deducting the grant from the tangible asset’s carrying amount. Grants are recognized in the income statement through smaller depreciations over the useful life of the asset. So far, Tekla has not received government grants related to the acquisition of tangible assets.

IMPAIRMENT OF ASSETS

With regard to assets subject to depreciation, it is reviewed whether there are indications that an asset’s value may be impaired. If there are indications, the recoverable amount of the item is estimated based on its net selling price or a higher value in use. The need for impairment is assessed at the level of cash generating units, i.e. at the lowest possible level largely independent of others, the independent cash flows of which can be separated from other units. If the carrying amount exceeds the recoverable amount, the difference is recognized in the income statement as an impairment loss.

Goodwill is not amortized. Instead, it is tested for impairment annually or whenever there is an indication of impairment.

A previously recognized impairment is reversed, if the assumptions used in estimating the recoverable amount change. The extent of impairment loss to be reversed should not be more than what the asset’s carrying amount would have been if the impairment had not been recognized. Impairment loss for goodwill is not reversed.

According to IAS 39, all financial assets are assessed at each balance sheet date by examining whether there is any objective evidence of impairment of the value of item or item group in the financial assets. Impairment losses recognized as income relating to investments in available-for-sale equity instruments are not reversed. If, in a subsequent period, the fair value of a debt instrument carried as available-for-sale increases due to an event occurring after the impairment was originally recognized, the previously recognized impairment loss is reversed through profit and loss.

LEASES

Leases on property, plant and equipment are classified as finance leases if they transfer a substantial portion of the risks and rewards incident to ownership. Finance leases are recognized in the balance sheet as assets and liabilities at the lower of the fair value of the leased asset and the present value of the minimum lease payments at the inception of the lease. Assets held under finance leases are depreciated over the shorter of the useful life of the asset or the lease term. Finance lease payments are apportioned between finance charges and reductions of outstanding liability.

Leases where substantially all the risks and rewards of ownership are retained by the lessor are classified as other rental contracts. Other rental expenses based on a lease are recognized as expenses in the income statement on a straight-line basis over the lease term. Lease commitments are presented as off-balance sheet commitments in the Notes.

INVENTORIES

Inventories are measured at the lower of cost or net realizable value. Cost is determined using the FIFO method. Cost of finished goods and work in progress includes direct production related wages, other direct production expenses and the share of general production costs. Net realizable value is the estimated selling price in the ordinary course of business, less estimated cost of completion and the estimated costs necessary to make the sale.

TRADE RECEIVABLES

Trade receivables are measured at their expected net present value, which is the original invoice amount less expected impairment. A trade receivable is impaired when it is justifiably probable that the Group will not collect all amounts due on the original terms. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganization, and default in payments are considered as indicators that a trade receivable is impaired. The impairment amount is classified as other operating expense.

SHARE CAPITAL AND TREASURY SHARES

The entire share capital consists of ordinary shares. Incremental costs directly attributable to the issue of new shares are shown in equity as a deduction from the proceeds, net of tax.

When purchasing Tekla Plc’s own shares, equity is deducted by the consideration paid for the shares including transaction costs. When treasury shares are sold, retained earnings are increased by the consideration received for the shares less direct costs, taking taxes into account. The share exceeding the acquisition cost of transferred treasury shares will be included in the invested non-restricted equity fund.

PENSION BENEFITS

The pension arrangements of the Group companies comply with local regulations and practices. Pension plans are classified as defined contribution plans.

Contributions for defined contribution plans are recognized as expenses in the balance sheet for the period for which they are contributed.

PROVISIONS

A provision is recognized in the balance sheet when the Group has a present legal or constructive obligation as a result of a past event and it is probable that fulfilling the obligation requires payment or induces financial loss and the amount of the loss can be estimated reliably. Provisions can be related to restructuring, loss-making contracts and tax-related risks.

Provisions are measured at the present value of the expenditure required in order to cover the obligation.

SHARE – BASED PAYMENT

Tekla Plc has no valid share option programs.

DIVIDENDS

Dividends distributed by the Group are recognized during the period in which shareholders have approved the dividend to be distributed. No dividend or repayment of equity is paid on treasury shares held by the company.

EARNINGS PER SHARE

Basic earnings per share are computed by dividing net profit or loss by the weighted average number of shares outstanding during the period.

Tekla has no options, so there is no need to compute the dilution effect of options.

Notes to the Financial Statements

(In 1,000 euros unless otherwise noted)

1.	Segment information

The Group has two segments, which are the Group’s strategic business areas. Segments have been defined based on reports the Group Management Team uses in the strategic decision making. The business segments are based on internal organizational structure and internal financial reporting. Item ‘Unallocated’ is comprised of the Technology unit and the support units of the Group.

Building & Construction develops and markets the Tekla Structures software for the construction industry. The software is used in structural engineering, design and production of steel structures and precast units, reinforced concrete detailing as well as site and construction management.

Infra & Energy focuses on the development and sales of model-based software solutions that support customers’ core processes. Its key customer industries are energy distribution, public administration, as well as civil engineering and water.

The Group Management Team assesses the results of the segments based on the operating profit figure. Net sales from external customers reported to the Group Management Team are measured in a manner consistent with that in the income statement. Interest income or expenses are not allocated to segments, because the Financial Administration responsible for financing also manages the funds of the Group.

Segments’ investments consist of additions in property, plant and equipment as well as in intangible assets, which are used over more than one period. Segments’ assets and liabilities are not presented, because they are not reported to the Group Management Team.

Net sales are divided into license, recurring, service and other sales. License sales consist of a permanent right to use the sold product version. Recurring sales include maintenance income (annual product versions and customer support), subscriptions and net sales of SaaS. Service sales refer to implementation support, training and consultation. Other sales comprise of customer- or customer group-specific product projects.

Business segments	Building & Construction	Infra & Energy	Unallocated	Eliminations	Total
External sales
Licenses	21,775	2,381			24,156
Recurring	19,553	7,855			27,408
Services	1,599	2,442			4,041
Other	93	2,135	1		2,229
External sales	43,020	14,813	1	0	57,834
Internal sales	60			-60	0
Net sales total	43,080	14,813	1	-60	57,834
Operating profit	8,227	1,915	-82		10,060
Unallocated items					-1,878
Profit (loss) for the year					8,182

	Building & Construction	Infra & Energy	Unallocated segments	Total
Segment depreciation	827	301	584	1,712
Segment investment	2,708	219	726	3,653

Information related to geographical areas

The Group operates in four geographical areas: Finland, other Europe, North America and Asia. Net sales of the geographical areas are presented based on the location of the customers or the resellers. Assets are presented based on the location of the assets. Net sales from external customers are measured in a manner consistent with that in the income statement.

	Finland	Other Europe	North America	Asia	Others	Total
Net sales	11,996	20,781	8,977	12,838	3,242	57,834
Non-current assets	4,738	912	77	160		5,887

2.	Acquired businesses

Tekla Plc reinforced its collaboration with the Dutch reseller Construsoft Groep BV by acquiring 20% of its shares on May 3, 2010. Construsoft has been a reseller of Tekla products in several countries for 15 years.

Of the purchase price, 0.40 million euros was paid in cash. As part of the purchase price, 73,000 treasury shares were transferred at a price of 7.03 euros per share according to the market value on May 7, 2010, for a total price of 0.51 million euros. Tekla is obliged to pay an additional purchase price depending on the result development of the acquired business in 2009 – 2011. The additional purchase price estimated in the financial statements is 0.36 million euros, and any resulting liability will be due in 2012.

Acquired net assests and goodwill
Consideration paid in cash	400
Transferred treasury shares	513
Additional purchase price	357
Total	1,270

Consolidated result of the associated company and equity adjustment to the investment is 0.09 million euros. Had Construsoft Groep BV’s figures been consolidated as from the beginning of the financial period, Tekla’s result would have been approximately 0.01 million euros higher.

Of the purchase price, 0.16 million euros was allocated to goodwill and 0.61 million euros to customer relationships in intangible assets, which are included in the balance sheet value of the associated company according to the one-line principle.

3. Long-term projects

Income recorded	1,197
Not recorded	341
Revenues recorded prior to billings, incl. in receivables	561
Advances received	-177
Receivables/liabilities from long-term contracts	384

In 2010 the long-term projects consisted of three Tekla Xpower projects, six Tekla Xcity projects, two Tekla Xpipe projects, and one Tekla Xstreet project in the Infra & Energy business area.

4.	Other operating income

Sales gains from property, plant and equipment	3
Product development grants	539
Others	39
Total	581

Tekla Plc’s product development grants have been given by Tekes (the Finnish Funding Agency for Technology and Innovation). The grants are meant to promote companies’ research and development activities and share their risks, encourage commercializing the outcome of the projects, increase networking and make use of international collaboration.

5.	Employee benefits expense

Salaries	26,752
Pension expenses, defined contribution plans	3,303
Other personnel expenses	2,004
Total	32,059
Group headcount:
Personnel, on average	461
Personnel, end of period	490
of whom part-time	25

Information on the executive compensation and benefits is presented in Note 28. Related party transactions.

6.	Depreciation and amortization

Intangible assets
Intangible rights	97
Other intangible assets	732
Tangible assets
Machinery and equipment	883
Total	1,712

7.	Other operating expenses

Rental expenses	1,823
Travel expenses	2,121
IT expenses	1,305
Marketing expenses	2,262
Other	5,028
Total	12,539

Rental expenses consist mainly of lease payments for the Group’s offices.

The item “other” consists of a number of expenses connected with administration and maintenance, which are not significant individually.

8.	Research and development expenses

The income statement includes 15.25 million euros of research and development expenses recognized as expense in 2010.

The research and development expenses are primarily comprised of expenses allocated to the development of Tekla’s own software. 70 percent of these expenses are personnel related.

In accordance with accounting regulations, 0.89 million euros of R&D expenses have been capitalized during the period under review in connection with longer-term development of new technology and clearly novel customer offering. No corresponding projects have taken place previously.

9.	Financial income and expenses

Financial income
Interest income
From available-for-sale investments	383
From loans and other receivables	24
Foreign exchange gains from loans and other receivables	1,400
Foreign exchange forward contract value changes	4
1,811

The Group’s interest income derives mainly from the parent company’s investments in commercial papers, municipal bonds, certificates of deposit and other negotiable debt instruments (Note 16. Available-for-sale financial assets).

Financial expenses
Interest expenses from liabilities measured at amortized cost	-61
Foreign exchange losses from loans and other receivables	-881
Foreign exchange forward contract value changes	-68
Other financial expenses	-105
-1,115
Exchange rate differences, total	455

Components of other comprehensive income

Items recognized in other comprehensive income related to financial instruments and reclassification adjustments.

10.	Income taxes

Current tax	-2,955
Taxes for previous years	169
Deferred taxes	212
Total	-2,574

Income taxes relating to components of other comprehensive income	Before tax	After tax
Available-for-sale financial assets	-74	-55
Translation differences	-179	-179
Total	-253	-234

Reconciliation of the tax expense in the income statement and the taxes calculated based on the tax rate of the Group’s domicile:

Profit before income taxes	10,756
Taxes calculated with the domicile’s tax rate	-2,796
Utilization of previously unrecognized tax losses	172
Deferred tax asset recognized on previous years’ losses	309
Tax losses for which no deferred tax asset was recognized	-140
Effect of differing foreign tax rates	-97
Share of result in associated companies	-45
Effect of non-deductible expenses/non-taxable income	15
Other	8
Income taxes in the income statement	-2,574
Effective tax rate	24%

11.	Earnings per share

Earnings per share are computed by dividing the profits attributable to equity holders of the parent company by the weighted average number of shares outstanding during the period.

Profits attributable to equity holders of the parent company	8,182
Weighted average number of shares outstanding during the period	22,464,400
Earnings per share for profit attributable to equity holders of the Company (EUR)	0.36

There was no dilution effect on the company’s equity during the period.

12.	Property, plant and equipment

Machinery and equipment
Cost January 1	8,296
Translation differences	231
Additions	863
Disposals	-817
Cost December 31	8,573
Accumulated depreciation January 1	6,880
Translation differences	172
Accumulated depreciation on disposals	-698
Depreciation for the year	883
Accumulated depreciation December 31	7,237
Net book amount December 31	1,336
Property, plant and equipment include the following assets held under finance leases:
Cost December 31	207
Accumulated depreciation December 31	-72
Net book amount December 31	135

13.	Goodwill and intangible assets

Goodwill
Cost January 1	588
Translation differences	13
Disposals	-65
Cost December 31	536
Accumulated amortization January 1	393
Accumulated amortization December 31	393
Net book amount December 31	143

The goodwill (in total 100 thousand euros) originates in the acquisition of the Group’s French subsidiary. The goodwill (in total 43 thousand euros) comprises of the acquired customer base and opportunities to leverage OakTree Software AB’s expertise. Goodwill is allocated to these items in connection with impairment testing.

In connection with the acquisition of OakTree Software AB, an estimated additional purchase price of 74 thousand euros was booked in September 2008. In the financial statements of December 31, 2010, the management assesses that the additional purchase price will not be realized in any part. Thus the acquisition cost has been adjusted by additional purchase price in goodwill, intangible rights and deferred taxes.

The cash flow projections used for the test for impairment are based on value in use regarding on budgeted sales approved by the management, covering a period of five years, during which the profit margin ratio as well as market position are expected to remain at the current level. Cash flows after this period have been extrapolated without a growth factor. The pre-tax discount rate used in the calculations is 12%. The management estimates that no reasonably foreseeable change of any of the key variables used in the calculations would lead to a situation where the recoverable amount of the subsidiary would be below its carrying amount.

Intangible assets	Intangible rights	Other intan- gible assets	Unfinished Projects	Total
Cost January 1, 2010	673	3,810	72	4,555
Translation differences	34	15		49
Additions	13	575	933	1,521
Disposals	-33	434	-1	400
Reclassifications	24	42	-66	0
Cost December 31, 2010	711	4,876	938	6,525
Accumulated amortization January 1, 2010	263	2,259		2,522
Translation differences	12	12		24
Accumulated amortization on disposals		461		461
Amortization for the year	97	732		829
Accumulated amortization December 31, 2010	372	3,464	0	3,836
Net book amount December 31, 2010	339	1,412	938	2,689

Additions to unfinished development projects include 0.89 million euros of product development capitalizations in 2010.

14.	Investments in associated companies

Balance sheet value, January 1
Share of result in associated companies after taxes	86
Acquisitions	1,270
Balance sheet value, December 31	1,356

The balance sheet value includes 0.16 million euros of goodwill at the end of the period.

The balance sheet of the associated company totaled 8.46 million euros and the equity 3.86 million euros. Its net sales were 9.55 million euros and profit for the period was 0.71 million euros in January 1 – December 31, 2010. The associated company has been accounted for in the consolidated financial statements under the equity method as of the date of acquisition, on May 3, 2010.

Receivables and liabilities of the associated companies
Receivables from associated companies
Trade receivables	72
Total	72
Liabilities to associated companies
Trade payables	102
Accrued liabilities and deferred income	16
Total	118

15.	Carrying amounts of financial assets and liabilities by valuation category

Balance sheet item Dec 31, 2010	Financial assets/ liabilities at fair value through profit and loss	Loans and other receivables	Available- for-sale financial assets	Financial liabilities measured at amortized cost	Balance sheet item book amounts	Fair value
Non-current financial assets
Other financial assets			125		125	125
Receivables		362			362	362
Current financial assets
Trade and other receivables		11,179			11,179	11,179
Derivative contracts	54				54	54
Current income tax assets		51			51	51
Other financial assets			21,343		21,343	21,343
Cash and cash equivalents		8,179			8,179	8,179
Carrying amount by category	54	19,771	21,468	0	41,293	41,293

Non-current financial liabilities
Financial liabilities				46	46	46
Current financial liabilities
Trade and other payables				13,038	13,038	13,038
Current income tax liabilities				413	413	413
Financial liabilities				77	77	77
Carrying amount by category	0	0	0	13,574	13,574	13,574

16.	Other financial assets

Available-for-sale financial assets

Available-for-sale financial assets are mainly comprised of the parent’s investments in commercial papers, municipal bonds, certificates of deposit and other negotiable debt instruments, which are measured at fair value.

A total of 382,910 euros of interest income and sales gains were recognized for these investments in 2010.

In March 2009 Tekla Plc became a minority shareholder in Rym-Shok Oy (1.1%). These minority shareholdings make up the Group’s long-term shareholding. Unlisted equity investments are measured at cost, since there is no market price defined by a functioning market and estimated changes in fair value are immaterial.

Changes in the value of available-for-sale investments recorded in the fair value reserve have been specified in the statement of changes in the group’s equity.

Long-term
Measured at cost
Shareholdings	125
Total	125
Short-term
Measured at fair value
Bonds	21,312
Other shares	31
Total	21,343

17.	Deferred tax assets and liabilities

Changes in deferred taxes in 2010:

	31.12.2009	Recognized in the income statement	Recognized directly in equity	Translation Differences	31.12.2010
Deferred tax assets:
Tax losses	417	210			627
Available-for-sale financial assets measured at fair value	4				4
Other items	15	-10		1	6
Total	436	200	0	1	637
Deferred tax liabilities:
Intangible assets identified in acquisitions	-30	12	9	-4	-13
Accumulated depreciation difference	-37				-37
Available-for-sale financial assets measured at fair value	-36		19		-17
Total	-103	12	28	-4	-67
Deferred tax assets, net	333	212	28	-3	570

The Group companies had a total of 4.57 million euros of tax losses on December 31, 2010 for which no tax asset is recognized as the Group is not certain enough to accumulate taxable income against which the losses could be used before the losses in question expire. The majority of these unrecognized deferred tax assets relate to tax losses in subsidiaries in Germany and Japan. 2.25 million euros of these tax losses will expire within the next six years and the rest 2.3 million euros are indefinite.

The balance sheet on December 31, 2010 includes 0.63 million euros deferred tax assets in companies who made a loss in the current period or previous financial periods. Recognition of these deferred tax assets is based on profit estimates that show that it is probable that the losses in question can be utilized. The management estimates that most of the deferred tax assets recorded will be used during the following financial period, i.e. the nature of the asset is mostly short term.

18.	Inventories

Work in progress	36
Finished goods	20
Total	56

19.	Receivables

Current receivables
Trade receivables	8,359
Other receivables	1,081
Prepaid expenses and accrued income	1,794
Total	11,234
Prepaid expenses and accrued income
Product development and other grants	313
Receivables from long-term contracts	384
Accrued sales income	271
Financial assets at fair value through profit or loss	54
Other prepaid expenses and accrued income	772
Total	1,794
Non-current receivables
Trade receivables	110
Other receivables	252
Total	362

The non-current trade receivable consisted of a customer receivable in the Building & Construction business area.

The current receivables do not bear any interest.

Analysis of trade receivables by age
Undue trade receivables	5,616
Trade receivables 1 – 60 days overdue	1,535
Trade receivables 61 – 180 days overdue	487
Trade receivables more than 180 days overdue	831
Total	8,469

Trade receivables are denominated in the following currencies:
CNY	17
EUR	4,067
GBP	983
INR	548
JPY	306
MYR	29
SEK	1,248
SGD	264
USD	1,007
Total	8,469

20.	Cash and cash equivalents

Cash at bank and in hand	8,179

21.	Notes concerning shareholders’ equity

	Number of shares	Share capital	Share pre- mium account	Reserve fund	Treasury shares	Invested non- restr. equity fund
December 31, 2009	22,586,200	678	8,893	1,325	-898	0
Transfer of treasury shares
May 7					246	267
Reduction of share premium account			-8,893			8,893
December 31, 2010	22,586,200	678	0	1,325	-652	9,160

The number of shares is 22,586,200. The total book countervalue of the share is 0.03 euros per share, and the Group share capital is 678 thousand euros. All issued shares have been fully paid. The maximum share capital of the Group is 1.80 million euros.

Share premium account

Share premiums from the subscription price of shares exceeding the nominal value in share issues that took place before the new Companies Act came into force (September 1, 2006) are recognized in the share premium account. Share premium was entered in Tekla’s share premium account for the first time in 1999. The share premium account increased significantly in connection with the listing in spring 2000.

The share premium account was reduced in 2003-2005 in order to cover retained losses in the balance sheet. In November 2005, the share premium account was reduced by 12.38 million euros due to return of capital to shareholders.

Based on the decision by the AGM held on April 8, 2010 the share premium account was reduced by 8.89 million euros by transferring all the funds to the invested non-restricted equity fund in September.

Reserve fund

The portion of equity transferred based on the decision of the General Meeting has been entered in the reserve fund. The reserve fund is restricted equity, and the conversion of it into unrestricted equity is subject to same public notification and approval process as the conversion of the share premium fund into unrestricted equity.

Treasury shares

Treasury shares include the acquisition cost of the 96,600 treasury shares held by the parent company. The cost of the shares was 652 thousand euros, which is presented as a deduction from equity.

Tekla Plc reinforced its collaboration with the Dutch reseller Construsoft Groep BV by acquiring 20% of its shares on May 3, 2010. As part of the purchase price, 73,000 treasury shares were transferred at a price of 7.03 euros per share according to the market value on May 7, 2010, for a total price of 513 thousands euros.

Translation differences

The translation differences include translation differences from the translation of foreign units’ financial statements, and translation differences from the parent company’s long-term receivables from the Group’s foreign subsidiaries, when those are accounted for as part of the net investment to the subsidiary.

Fair value reserve

The fair value reserve includes fair value adjustments of available-for-sale investments.

Invested non-restricted equity fund

When using the option rights and issuing new shares the share of issuing price that exceeds the book counter value is booked in the invested non-restricted equity fund.

The fund includes the transfer from the share premium account amounting to 8.89 million euros, and the exceeding share of the acquisition cost of the treasury shares of 267 thousand euros transferred on May 7, 2010.

22.	Share – based payment

Tekla has no outstanding share option programs.

23.	Pension benefit liabilities

In December 2004, the Ministry of Social Affairs and Health approved changes to the calculation principles of disability pension liabilities in the Finnish employment pension system (TEL), which took effect on January 1, 2006. According to this practice, the disability pension part of TyEL is classified as a defined contribution plan in IFRS financial statements.

In the Tekla Group’s foreign subsidiaries, pensions are arranged in accordance with local, defined contribution pension plans.

After the aforementioned calculation principle change took effect as of the beginning of 2006, the Group’s pension plans are classified as defined contribution plans.

24.	Financial liabilities

The Group’s financial liabilities consist of finance lease liabilities to financial companies. The book amounts of the liabilities correspond to their fair values.

Non-current
Finance lease liabilities	46
Current
Finance lease liabilities	77
Total	123
The non-current liabilities mature as follows:
2011
2012	23
2013	23
Total	46
The currency mix of the non-current liabilities is as follows:
SEK	46

The currency mix of the current liabilities is as follows:
SEK	77
The weighted average of the effective rates of interest of the non-current liabilities were:
Finance lease liabilities	4.32%
The weighted average of the effective rates of interest of the current liabilities were:
Finance lease liabilities	6.31%
The finance lease liabilities will mature as follows:
Finance lease liabilities – total amount of minimum lease payments
In one year	81
1–5 years	48
Total	129
Finance lease liabilities – present value of minimum lease payments
In one year	77
1–5 years	46
Total	123
Future finance charges	6

25.	Trade and other payables

Advances received	517
Trade payables	1,043
Other liabilities	2,503
Accrued liabilities and deferred income:
Accrued salaries and social expenses	4,333
Accrued sales income	3,988
Other items	654
Total	8,975
Total	13,038

The item “Other liabilities” consists of payroll withholding tax, value added tax and other non-interest-bearing current liabilities.

26.	Other lease agreements

The Group as lessee

Minimum lease payments due to non-cancellable other lease agreements:

Premises
In one year	1,907
1–5 years	5,063
Total	6,970
Others
In one year	255
1–5 years	113
Total	368

Tekla Plc has extended its current office lease by 5 years until 31.12.2015. The lease of extension in Metsänpojankuja premises has been added to the lease agreement.

Most of the lease commitments under “Others” derive from car leasing contracts.

The income statement for 2010 includes rental expenses paid based on other lease agreements in the amount of 2.47 million euros.

27.	Contingent liabilities

Collaterals given for own commitments
Business mortgages (as collateral for bank guarantee limit)	505
Pledged funds	258
Other contingent liabilities
Guarantees	12
Total	775

A repayment liability is connected with the product development grants from Tekes, according to which the grants have to be returned only if they have been received in error, in excess or on apparently erroneous grounds, or if they have been used for a purpose significantly different from the one intended for.

Derivative contracts
Forward foreign exchange contracts
Fair value	54
Nominal values of underlying securities	2,376

The forward agreements mainly mature within the next 12 months.

28.	Related party transactions

The Group’s subsidiary and parent company relationships

Company	Domicile	Ownership (%)	Share of votes (%)
Parent company of the Tekla Group
Tekla Plc	Finland	—	—
Subsidiaries of the Tekla Group:
Tekla GmbH	Germany	100	100
Tekla Inc.	USA	100	100
Tekla India Private Limited	India	100	100
Tekla K.K.	Japan	100	100
Tekla (M) Sdn Bhd	Malaysia	100	100
Tekla OakTree AB	Sweden	100	100
Tekla Sarl	France	100	100
Tekla (SEA) Pte. Ltd.	Singapore	100	100
Tekla Software AB	Sweden	100	100
Tekla (UK) Limited	United Kingdom	100	100
Tekla Software (Shanghai) Co. Ltd.	China	100	100
Tekla Plc’s largest shareholder is Gerako Oy.

On December 31, 2010, Gerako Oy held 38.06% of Tekla Plc, and it is domiciled in Finland.

Tekla Plc’s largest shareholder is Gerako Oy.

On December 31, 2010, Gerako Oy held 38.06% of Tekla Plc, and it is domiciled in Finland. On July 8, 2011, Trimble through its wholly owned subsidiary Trimble Finland Oy (“Trimble Finland”), owned 22,368,148 shares, which is about 99.46% of shares and votes included in the tender offer, and 99.03% including own shares held by Tekla (according to Trimble’s flagging announcement published on July 7, 2011).

Associated companies

Company	Domicile	Ownership (%)
Construsoft Groep BV	the Netherlands	20

The associated company has been accounted for in the consolidated financial statements under the equity method.

Transactions with related parties	Sales	Purchases	Receivables	Liabilities
2010
Gerako Oy	18	270	3	23
Associated companies	3,835	150	72	118

The receivables and liabilities of associated companies have been specified in Note 14. Investments in associated companies.

Management remuneration *
Salaries and other short-term employee benefits	1,087
Termination benefits	192
Post-employment benefits	305

*	Management herein refers to members of the Tekla Plc Management Team.

29.	Financial risk management

Tekla Group faces normal financial risks associated with international operations. In relation to this, the objective of risk management is to supervise and, if necessary, limit risks. The Group’s financial risks are centrally managed and administered by the Group Treasury which reports to the Board of Directors on a regular basis in accordance with the Company’s policies and guidelines.

Currency risk

Currency risks due to the Group’s international business are managed by hedging net payment flow in US dollars. Even though the hedge ratios meet the effective hedging requirements of the Group’s risk management policy, they do not fully meet the hedging requirements of IAS 39. The Group uses forward foreign exchange contracts to hedge against the exchange rate risks of prospective sales agreements. Gains and losses of forward foreign exchange contracts are recognized in the income statement at the end of each reporting period. In general, the maximum tenor of the forward contracts is 12 months.

Foreign exchange risk arising from investments in foreign operations is not hedged, and it is included in the Group’s net foreign currency position in accordance with the Group risk management policy.

Sensitivity to market risks arising from financial instruments as required by IFRS 7

The following sensitivity analysis is intended to illustrate the sensitivity of the Group’s profit for the year and equity to changes in the EUR/USD exchange rate resulting from financial instruments: financial assets and liabilities included in the balance sheet on December 31, 2010. Financial instruments affected by the above market risks include working capital items, such as trade and other receivables and trade and other payables, deposits, cash and cash equivalents, and derivative financial instruments. The following assumptions were made when calculating the sensitivity to changes in the EUR/USD foreign exchange rates:

•	the variation in EUR/USD rate is assumed to be +/- 10%

•

the position includes USD-denominated financial assets and liabilities, i.e. deposits, trade and other receivables, trade and other payables, cash and cash equivalents, as well as derivative financial instruments

•	the position excludes USD-denominated future cash flows.

The sensitivity analysis does not take into account future cash flows, which the Group hedges in significant volumes, it only reflects the change in fair value of hedging instruments.

Net position	-834
Effect on net profit	-62/+62
Effect on shareholders’ equity	0

Liquidity risk

Liquidity risk refers to the impact on the Company’s profit and cash flow arising if it cannot ensure sufficient financing for its operations. The Group’s main source of financing is cash flow from operating activities.

Investing the liquid assets of the Group takes place according to principles decided by the Board in certificates of deposit, bonds and similar securities where the risks are almost nonexistent. Liquid assets are invested in bonds, commercial papers and other instruments issued by large-cap and mid-cap companies listed on the NASDAQ OMX Helsinki Ltd. Other potential investment objects include bonds issued by banks, the state, municipalities and the European Central Bank. The Group’s investments in bonds are staggered so that only bonds issued by the State of Finland and the European Central Bank have no upper limits in euros.

The maximum allowed remaining term to maturity of an individual financial instrument is 18 months. The average term to maturity of bonds may be a maximum of 12 months measured by duration.

Due to the Group’s rather large amount of liquid assets, the liquidity risk is very low.

Maturities of financial liabilities on December 31,2010:

	2011	2012-2013	2014-	Total
Fx forward contracts, outflow	-2,321			-2,321
Fx forward contracts, inflow	2,375			2,375
Derivatives, net	54	0	0	54
Accounts payable and other liabilities	-13,451			-13,451
Finance leases, repayments	-77	-45		-122
Finance leases, financial expenses	-4	-2		-6
Total	-13,478	-47	0	-13,525

Repayments for 2011 are disclosed under current liabilities in the balance sheet. The financial expenses mainly comprise of interest expenses.

Credit risk

Credit risks related to trade and other receivables are minimized with short terms of payment, efficient methods of collecting and by considering the contracting party’s credit rating. The credit quality of the customer takes into account its financial position, past experience and other factors. The Company does not have significant concentrations of credit risk associated with receivables, as the Company’s customer base is large and geographically dispersed across the globe. The largest individual customer account receivable accounts for less than 5% of trade receivables. Credit losses and net change in provision recognized in the income statement were 494 thousand euros in aggregate.

Changes in impairment of trade receivables were:

Impairment January 1	331
Translation differences	32
Increase in provision	504
Credit losses charged against provision	-423
Impairment December 31	444

The credit risk related to investments and derivative contract parties is low, as the contracting party’s credit rating has to be high according to the Group’s risk management policy.

Interest rate risk

The Group does not have significant liabilities. The interest rate risk of available-for-sale investments is low as well, since their time to maturity is generally rather short. The Group can raise both fixed and variable rate loans.

Due to the balance sheet structure of the Group, the management of interest rate risk is focused on investments. The Group’s profit and cash flow from operating activities are essentially independent of market interest rate fluctuations.

Capital structure management

The goal of capital structure management is to secure the continuity of operations, support the Company’s growth targets and ensure increase in shareholder value. The structure can be managed through decisions on, e.g., distribution of dividends, acquisition of the Company’s own shares and share issues.

The Company monitors the development of its capital structure through equity ratio and net gearing. The purpose is to maintain a solid equity ratio and moderate net gearing. At the end of 2010, the Company’s equity ratio was 72.1%. Net gearing in 2010 amounted to -86.7%.

Fair value estimation

The fair value of financial instruments traded in active markets, such as trading and available-for-sale securities, is based on quoted market prices at the balance sheet date.

The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. The Group uses a variety of methods and makes assumptions that are based on market conditions existing at each balance sheet date. The fair value of foreign exchange contracts is determined using quoted forward exchange rates at the balance sheet date.

The carrying value less impairment provision of trade receivables and payables are assumed to approximate their fair values. The fair value of financial liabilities for disclosure purposes is estimated by discounting the future contractual cash flows at the current market interest rate that is available to the Group for similar instruments.

Effective 1 January 2009, the Group has adopted the amendment to IFRS 7 for financial instruments that are measured in the balance sheet at fair value. This requires disclosure of fair value measurements by level of the following fair value measurement hierarchy:

•	Quoted prices (unadjusted) in active markets for identical assets or liabilities (level 1).

•	Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices) (level 2).

•	Inputs for the assets or liability that are not based on observable market data (that is, unobservable inputs) (level 3).

Fair value measurement hierarchy of financial assets and liabilities measured at fair value on December 31, 2010

Assets	Level 1	Level 2	Level 3	Total
Financial assets at fair value through profit or loss Derivative contracts		54		54
Available-for-sale financial assets
Bonds	4,015	17,297		21,312
Other shares			156	156
Total	4,015	17,351	156	21,522

In the fair value measurement hierarchy of financial assets or liabilities occurred no movements to the hierarchy level 3 during the accounting period. The management assesses that changing the input for one or more of the financial instruments valued at level 3 would not significantly alter the fair value of the financial instruments at level 3.

Changes in level 3 instruments

Available-for-sale financial assets
Opening balance	157
Purchases
Disposals/sales	-1
Gains and losses recognized in profit or loss
Closing balance	156

30.	Events after the balance sheet date

The Company’s management is not aware of any significant events after the balance sheet date that would have affected the financial statements as of December 31, 2010. In May 2011, Trimble, through its wholly owned subsidiary, Trimble Finland, made a public offer to acquire all of the shares of Tekla. On July 8, 2011 Trimble Finland completed the acquisition and Tekla became a subsidiary of Trimble. Tekla declared dividends on June 28, 2011, to its shareholders of 17,991,680 euros, which were paid prior to the completion of the acquisition.

TEKLA PLC

CONSOLIDATED INCOME STATEMENT (unaudited)

For the six months ended June 30, 2010 and 2011

(Amounts expressed in Euro, 000s)

	1/1-6/30/2011	1/1-6/30/2010
Net sales	32,460	27,320
Other operating income	290	250
Change in inventories of finished goods and in work in progress	40	-20
Raw materials and consumables used	-950	-1,000
Employee compensation and benefit expense	-17,530	-15,870
Depreciation	-900	-860
Other operating expenses	-7,190	-6,270
Share of results in associated companies	0	30

Operating result	6,220	3,580
% of net sales	19.2%	13.1%
Financial income	530	1,470
Financial expenses	(800)	(750)
Profit (loss) before taxes	5,950	4,300

% of net sales	18.3%	15.7%
Income taxes	(1,500)	(910)
Result for the period	4,450	3,390
Attributable to:
Owners of the parent	4,450	3,390
Earnings per share for profit attributable to the owners of the parent (EUR)	0.20	0.15
Earnings are not diluted.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (unaudited) For the six months ended June 30, 2010 and 2011 (Amounts expressed in Euro, 000s)
	1/1-6/30/2011	1/1-6/30/2010
Result for the period Other comprehensive income for the period, net of tax:	4,450	3,390
Transl. differences	100	(240)
Changes in available-for-sale investments	(10)	(30)
Total	90	(270)

Total comprehensive income for the period	4,540	3,120
Attributable to:

Owners of the parent	4,540	3,120

CONDENSED BALANCE SHEET (unaudited)

As of June 30, 2010, and 2011

(Amounts expressed in Euro, 000s)

	6/30/2011	6/30/2010
Assets
Non-current assets
Property, plant and equipment	1,740	1,440
Goodwill	140	200
Intangible assets	3,360	2,100
Investments in associated companies	1,320	1,300
Other financial assets	30	1,130
Receivables	360	540
Deferred tax assets	780	740

Non-current assets, total	7,730	7,450
Current assets
Inventories	100	90
Trade and other current receivables	15,160	12,190
Tax receivables	50	140
Other financial assets	15,300	23,450
Cash and cash equivalents	8,520	5,980

Current assets, total	39,130	41,850

Assets total	46,860	49,300

Equity and liabilities
Equity
Share capital	680	680
Share premium account	0	8,890
Invested non-restricted equity fund	1,290	0
Other own capital	1,650	1,800
Retained earnings	3,310	17,680

Equity total	6,930	29,050
Non-current liabilities
Deferred tax liabilities	60	90
Interest-bearing liabilities	20	30

Non-current liabilities total	80	120
Current liabilities Trade and other payables	39,110	20,000
Tax liabilities	680	40
Current interest-bearing liabilities	60	90

Current liabilities total	39,850	20,130

Liabilities total	39,930	20,250

Equity and liabilities total	46,860	49,300

TEKLA PLC

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (unaudited)

For the six months ended June 30, 2010 and 2011

(Amounts expressed in Euro, 000s)

Attributable to the owners of the parent

	Share capital	Share premium account	Other funds	Fair value reserve	Accum. translation difference	Invested. non- restricted. equity fund	Retained earnings		Total
Equity January 1, 2010	680	8,890	1,330	90	380		18,530		29,900
Payment of dividend							(4,480)		(4,480)
Transfer of treasury shares 7-May			270				240		510
Decrease of share premium account
Total comprehensive income for the period				(30)	(240)		3,390		3,120
Equity June 30, 2010	680	8,890	1,600	60	140		17,680		29,050

Attributable to the owners of the parent

	Share capital	Share premium account	Other funds	Fair value reserve	Accum. translation difference	Invested. non- restricted. equity fund	Retained earnings		Total
Equity January 1, 2011	680	—	1,330	30	200	9,160	22,470		33,870
Payment of dividend Dividend declared							(5,620 (17,990	) )	(5,620 (17,990	) )
Repayment of equity						(7,870)			(7,870)
Total comprehensive income for the period				(10)	100		4,450		4,540
Equity June 30, 2011	680	—	1,330	20	300	1,290	3,310		6,930

TEKLA PLC

CONDENSED CASH FLOW STATEMENT (unaudited)

For the six months ended June 30, 2010 and 2011

(Amounts expressed in Euro, 000s)

	1/1-6/30/2011	1/1-6/30/2010
Net cash flows from operating activities	9,520	9,470
Cash flows from investing activities:
Investments	(2,010)	(940)
Sale of intangible assets and property, plant and equipment	150
Acquisition of associated companies		(400)
Investments in available-for-sale financial assets	(5,720)	(4,440)
Interests received from available-for-sale financial assets	160	160
Net cash used in/from investing activities	4,020	(5,620)
Cash flows from financing activities:
Payment of dividend	(5,620)	(4,480)
Repayment of equity	(7,870)
Payments of finance lease liabilities	(20)	(20)

Net cash used in financing activities	(13,510)	(4,500)
Net decrease/increase in cash and cash equivalents	30	(650)
Cash and cash equivalents at beginning of the period	8,490	7,120

Cash and cash equivalents at end of the period	8,520	6,470

The cash and cash equivalents in the cash flow statement include:
Cash and cash equivalents	8,520	5,980
Available-for-sale financial assets, cash equivalents		490

NOTES TO THE INTERIM REPORT

The notes are presented in millions of Euros, unless otherwise stated.

This interim report has been prepared in accordance with the IAS 34 (Interim Financial Reporting) standard. The same accounting and valuation policies and methods of computation have been followed in the interim financial statements as in the annual financial statements for 2010. The amendments and interpretations to published standards as well as new standards, effective January 1, 2011, are presented in detail in the financial statements for 2010.

The figures presented in the Interim Report are unaudited.

Use of estimates

When preparing the interim report, the Group’s management is required to make estimates and assumptions influencing the content of the interim report, and it must exercise its judgment regarding the application of accounting policies. Although these estimates are based on the management’s best knowledge, actual results may ultimately differ from the estimates used in the interim report. Tax losses carried forward are recognized as deferred tax assets only to the extent that it is probable that future taxable profits will be available against which unused tax losses can be utilized. Actual results could differ from those estimates.

Segment information

Net sales by business area

(Euro, 000’s)	1/1-6/30/2011	1/1-6/30/2010
Building & Construction	25,430	20,190
Infra & Energy	7,060	7,160
Net sales between segments	(30)	(30)

Total	32,460	27,320

Operating result by business area

(Euro, 000’s)	1/1-6/30/2011	1/1-6/30/2010
Building & Construction	6,270	2,920
Infra & Energy	-50	660
Others	0	0

Total	6,220	3,580

Financial indicators

	1/1-6/30/2011	1/1-6/30/2010
Earnings per share (EPS), EUR	0.20	0.15
Equity/share, EUR	0.31	1.29
Interest-bearing liabilities	0.08	0.12
Equity ratio %	15.0%	59.4%
Net gearing %	-342.3%	-100.8%
Return on investment %	59.2%	29.6%
Return on equity %	43.6%	23.0%
Number of shares, at end of the period	22,489,600	22,489,600
Number of shares, on average	22,489,600	22,438,782
Gross investments, MEUR	2.01	2.21
% of net sales	6.2%	8.1%
Personnel, on average	486	452

Consolidated income statement for three months ended June 30, 2011 and 2010

(Euro, 000’s)	Q2 2011	Q2 2010
Net sales	16,670	15,790
Other operating income	180	110
Change in inventories of finished goods and in work in progress	60	-20
Raw materials and consumables used	-460	-490
Employee compensation and benefit expense	-9,050	-8,480
Depreciation	-470	-430
Other operating expenses	-3,690	-3,500
Share of results in associated companies	-20	20
Operating result	3,220	3,000
% of net sales	19.3%	19.0%
Financial income	280	250
Financial expenses	-190	-610
Profit (loss) before taxes	3,310	2,640
% of net sales	19.9%	16.7%
Income taxes	-990	-510

Result for the period	2,320	2,130

Income taxes

(Euro, 000’s)	1/1-6/30/2011	1/1-6/30/2010
Taxes for the financial period and prior periods	(1,640)	(1,220)
Deferred taxes	140	310

Total	(1,500)	(910)

Property, plant and equipment

	6/30/2011	6/30/2010
Cost at the beginning of the period	8,570	8,300
Translation differences	(80)	240
Additions	890	440
Disposals	(60)	(580)

Cost at the end of the period	9,320	8,400
Accumulated depreciation at the beginning of the period	7,230	6,880
Translation differences	(70)	190
Accumulated depreciation on disposals	(40)	(560)
Depreciation for the financial period	460	450

Accumulated depreciation at the end of the period	7,580	6,960

Net book amount at the end of the period	1,740	1,440

The investments consisted of normal acquisitions of hardware, software, and equipment.

In accordance with accounting regulations, 0.89 million euros of R&D expenses have been capitalized during the period under review in connection with longer-term development of new technology and clearly novel customer offering.

Provisions

The Group had no provisions in the reporting or comparison period.

Collaterals. contingent liabilities and other commitments

	6/30/2011	6/30/2010
Collaterals for own commitments
Business mortgages (as collateral for bank guarantee limit)	500	500
Pledged funds	220	80
Leasing and rental agreement commitments
Premises	6,240	3,990
Others	360	430

Total	6,600	4,420
Derivative contracts
Currency forward contracts:
Fair value	80	-200
Nominal value of underlying instruments	1,680	2,080

The Group makes derivative contracts to hedge against the exchange rate risks of prospective sales agreements. Derivative contracts are stated at fair value, and related foreign exchange gains and losses are recognized in the income statement. The derivative contracts hedge sales in US dollars in accordance with the Group policy.

Related party transactions

	6/30/2011	6/30/2010
Gerako Oy Purchases	160	150
Construsoft Groep BV Sales	1,970	0
Purchases	20	0
Receivables	290	0
Liabilities	1,100	0
Management remuneration Salaries and post-employment benefits	670	590

Management herein refers to members of the Tekla Management Team.